UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 24, 2019

BAYCOM CORP
(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(925) 476-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCML	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 24, 2019, BayCom Corp, a California corporation (“BayCom”) completed its previously announced acquisition of Uniti Financial Corporation (“Uniti”) pursuant to an Agreement and Plan of Merger, dated December 7, 2018 (the “Merger Agreement”), by and between BayCom and Uniti. Under the terms of the Merger Agreement, Uniti merged with and into BayCom (the “Merger”), with BayCom as the surviving corporation in the Merger. Immediately following the Merger, Uniti Bank, a wholly-owned subsidiary of Uniti, merged with and into United Business Bank, a wholly-owned subsidiary of BayCom (the “Bank Merger”), with United Business Bank as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), BayCom paid aggregate consideration to Uniti shareholders of 1,115,006 shares of BayCom common stock and $35.5 million in cash. Each share of common stock of Uniti outstanding immediately prior to the Effective Time, excluding certain specified shares including any dissenting shares, converted into the right to receive 0.07234 shares of BayCom common stock and $2.30 per share in cash. Options to purchase Uniti common stock outstanding at the Effective Time were cancelled and if applicable, a cash payment equal to the positive difference between $4.00 and the corresponding exercise price of such option was paid.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 8.01.	Other Events.

On May 28, 2019, BayCom issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

The financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b)   Pro forma financial information.

The pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(c)   Not applicable.

(d)   Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger by and between BayCom Corp and Uniti Financial Corporation dated December 7, 2018. (attached as Exhibit 2.1 to BayCom’s Current Report on Form 8-K filed on December 10, 2018, and incorporated herein by reference).
99.1	Press Release dated May 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date: May 29, 2019	By:	/s/ Keary L. Colwell
Keary L. Colwell, Senior Executive Vice President, Chief Financial Officer and Corporate Secretary